5437 La Jolla Blvd.
                                                     La Jolla, California 92037
                                                     Office 1-858-551-1226

                       LETTER HEAD OF FITZGERALD GALLOWAY

                      90 Days Consulting Services Contract
                      ------------------------------------


      Agreement made this _8th____ day of __April__________, 2005 by and between Fitzgerald Galloway Management Inc. (FGM) and MSSI -- Medical Staffing Solutions, Inc. ("CLIENT").

      In consideration of the mutual terms, conditions and covenants hereinafter set forth, CLIENT and FGM agree as follows:


1. The CLIENT hereby engages FGM as an independent contractor for public/media relations services, including but not limited to, media exposure, broker dealer presentations, and the general awareness of the stock to the investment community. FGM hereby accepts such engagement.

2. FGM is an independent contractor willing to provide certain skills and abilities to the CLIENT that the CLIENT has a need for, in return, CLIENT shall pay to FGM and FGM shall accept from the CLIENT as compensation for all services to be provided pursuant to this Agreement, the following:

      2,000,000 Shares of MSSI -- Medical Staffing Solutions, Inc.

      A) 1,000,000 Restricted (60 day registration) shares due at signing of contract.

      B)    1,000,000 Restricted (60 day registration) to be put in escrow (see
            Section 7 - Other Terms)

3. Since FGM is an independent contractor, nothing contained in this Agreement shall be interpreted to constitute FGM as a partner, agent or employee of the CLIENT, nor shall either party have the authority to bind the other. In its capacity as an independent contractor, FGM agrees and CLIENT agrees that FGM has the sole right to control and direct the means, manner and method by which the services required by this Agreement will be performed.

4. It is agreed between the parties that there are no other agreements or understandings between them relating to the subject matter of this Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties. No changes or modifications of this Agreement shall be valid unless the same is in writing and signed by the parties. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will continue in full force without being impaired or invalidated in any way.


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April 10, 2005
Page 2


5. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.


6. If the CLIENT provides incorrect or exuberant financial projections, or falls materially short of any estimates provided to FGM, FGM reserves the right to cancel the contract and/or change the compensation level to reflect the most current information provided.


7.    Other Terms

o FGM will disclose all compensation for its services herein as is required under SEC rules and will request any third-party that it may subsequently compensate or sub-contract with to do the same

o FGM will comply with all state and federal laws in performing its services hereunder.

o FGM will not make any representations or statements of fact about CLIENT other than what is publicly available.

o Out of the 2 million shares, 1 million will be sent to FGM and the other 1 million will be put in an escrow account with K&L Law Firm in Miami, FL. These shares will be released based upon completion of services and at the conclusion of the 90 day contract expiration period.

o A bonus of 500,000 warrants exercisable @ $0.20 per share will be made available to FGM based upon completion of services satisfactory to client

FGM agrees to indemnify and hold CLIENT and any third parties who may be paying fees on behalf of CLIENT harmless from any and all claims, damages and/or losses for its failure to comply with the above.

Client contact:

      Street Address:_____________________________________

      City:________________ State:______ Zip:______________

      Title/Position:________________Phone:_______________

      Email address:________________ Fax:_________________


INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Services Agreement to be executed as of the date first above written.


      CLIENT:    ______________________      Date:   __________


      FG Management Inc.
      Grant Fitzgerald Galloway ______________________      Date:   __________